EXHIBIT 23.2

                               CONSENT OF COUNSEL

We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated May 3, 2004, which is included in this Registration Statement (S-8).

Dated:  Mineola, New York
        May 3, 2004


                                             /s/ Meltzer, Lippe & Goldstein, LLP
                                             -----------------------------------
                                             Meltzer, Lippe & Goldstein, LLP